EXHIBIT 10.20(A)

                              CONSULTING AGREEMENT

      This CONSULTING AGREEMENT ("Agreement") is entered into as of January 31, 1998 by and between Watson Pharmaceuticals, Inc. (the "Company"), Royce Laboratories, Inc., a wholly-owned subsidiary of the Company ("Royce"), and Patrick McEnany (the "Consultant").

                                    RECITAL:

      A. Consultant is employed by Royce and the Company pursuant to the terms of that certain Employment Agreement (the "Employment Agreement") dated as of April 16, 1997 among Consultant, the Company and Royce.

      B. Consultant terminated his employment with the Company and Royce for Good Reason (as such term is defined in the Employment Agreement) effective as of January 31, 1998 ("Separation Date").

      C. Pursuant to the terms of the Employment Agreement, upon termination by Consultant of Consultant's employment with the Company for Good Reason, the Company is required to enter into this Agreement with Consultant to set forth the terms upon which Consultant shall provide certain consulting services to the Company, all on the terms and subject to the conditions set forth herein.

                                   AGREEMENTS:

      NOW, THEREFORE, in consideration of the mutual promises herein contained and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

      1. ENGAGEMENT. Royce hereby engages Consultant as a consultant to the Company and Royce, and Consultant hereby agrees to be so engaged, all on the terms and subject to the conditions set forth in this Agreement. The parties hereto agree that, upon the request of the Company or Royce from time to time during the Term (as herein defined), at no additional charge, Consultant shall perform up to ten (10) hours of consulting services per month for and on behalf of the Company and/or Royce at such times to be mutually agreed upon by the Company and Consultant; provided, however, that (i) such monthly services shall not be cumulative and will be lost if not performed in any month; and (ii) if such services are required to be performed in person, such services shall be provided in increments of five consecutive hour periods. Consultant may provide additional consulting services to the Company or Royce on terms (including payment terms) and at times mutually agreed upon by Consultant, on the one hand, and the Company or Royce, on the other hand.


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      2. OPTIONS. The Company hereby acknowledges and agrees that, during the
Term, all options granted to Consultant pursuant to Section 4(f) of the Employment Agreement shall continue to vest in accordance with the terms thereof.

      3. EXPENSES. The Company agrees to reimburse Consultant for all reasonable expenses incurred by him in providing consulting services under this Agreement in accordance with the Company's policies and practices regarding expense reimbursement then in effect.

      4. TERM. Subject to the terms and conditions set forth herein and unless otherwise terminated earlier as provided herein, this Agreement shall commence on and as of the Separation Date and shall terminate on April 16, 2002 (the "Term").

      5. OFFICER POSITIONS. Effective as of the Separation Date, Consultant hereby resigns as an employee, officer and director of Royce and as an employee and officer of the Company and such resignation is accepted by Royce and the Company, as the case may be.

      6. RESTRICTIVE COVENANTS AND CONFIDENTIALITY. Consultant hereby acknowledges and agrees that Sections 9, 10, 11, 12 and 13 of the Employment Agreement shall remain in full force and effect in accordance with their respective terms for the time periods set forth therein regardless of the termination of Consultant's employment and/or consulting relationship with the Company and Royce. Subject to the terms and conditions of the Employment Agreement, Company and Royce acknowledge Royce's obligations to make the payments to Consultant required by Section 7(c) of the Employment Agreement.

      7. RELEASE BY CONSULTANT. Consultant, for himself and for his predecessors, successors, personal representatives, heirs, agents and assigns (collectively, the "Releasing Parties"), hereby releases and discharges each of the Company, Royce and their respective stockholders, directors, officers, employees, affiliates, attorneys, agents and representatives and their predecessors, successors, personal representatives, heirs, agents and assigns, (collectively, the "Consultant's Released Parties"), from any and all actions, causes of action, suits, charges, complaints, claims, liabilities, obligations, controversies, assessments, judgments, proceedings, deficiencies, losses, fines, penalties, costs, damages and expenses (including, without limitation, expenses of investigation and attorney's and expert witnesses' fees and disbursements), of any nature whatsoever, at law or in equity, including without limitation any claims arising under the Age Discrimination in Employment Act (collectively, the "Released Claims"), which the Releasing Parties had, now have, or hereafter may have against any of Consultant's Released Parties, relating to Consultant's employment with the Company and Royce or the termination of Consultant's employment with the Company and Royce. Notwithstanding the provisions of this
Section 8, the Consultant's Released Parties shall not be released from their respective obligations contained in (a) this Agreement; (b) Section 7(c) of the Employment Agreement; and (c) the Company's option grants to Consultant.

      8. RELEASE BY COMPANIES. The Company and Royce hereby release and discharge Consultant, his predecessors, successors, personal representatives, heirs, agents and assigns (the

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"Companies' Released Parties"), from any and all Released Claims which the
Company or Royce had, now have, or hereafter may have against any of the Companies' Released Parties, relating to Consultant's employment with the Company and Royce or the termination of Consultant's employment with Company and Royce. Notwithstanding the provisions of this Section 9, the Companies' Released Parties shall not be released from their respective obligations contained in (a) this Agreement; (b) Sections 7(c), 9, 10, 11, 12 and 13 of the Employment Agreement; and (c) the Company's options grants to Consultant.

      9. WAIVER. The Company, Royce and Consultant acknowledge that they are aware that statutes exist which render null and void releases and discharges of any claims, rights, demands, liabilities, actions and causes of action which are unknown to the releasing or discharging party at the time of execution of said release and discharge. All parties hereby expressly waive, surrender and agree to forego any protection to which they would otherwise be entitled against one another by virtue of the existence of any statute in any jurisdiction, including, but not limited to, California. IT IS EXPRESSLY UNDERSTOOD AND AGREED THAT ALL RIGHTS UNDER SECTION 1542 OF THE CIVIL CODE OF THE STATE OF CALIFORNIA ARE EXPRESSLY WAIVED BY EACH PARTY. SECTION 1542 READS AS FOLLOWS:

      SECTION 1542. A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE WHICH, IF KNOWN BY HIM, MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH A DEBTOR.

      10. TERMINATION FOR DEATH, DISABILITY OR CAUSE. The Company may terminate this Agreement and Consultant's consulting arrangement with the Company and Royce as follows:

           (a) DEATH. In the event of the death of Consultant, this Agreement shall terminate as of the date of death.

           (b) DISABILITY. This Agreement shall terminate in the event that Consultant shall, because of physical or mental illness or incapacity, be unable to perform the duties and services to be performed by him under this Agreement for a consecutive period of three months or such shorter periods aggregating three months in any 12-month period.

           (c) TERMINATION FOR CAUSE. Company may terminate Consultant's consulting arrangement with Company and this Agreement at any time for Cause. "Cause" shall mean: (i) a material breach or violation by Consultant of his obligations under Sections 9, 10, 11, 12 or 13 of the Employment Agreement; (ii) a material breach or violation by Consultant of his obligations under any provision of this Agreement (other than Sections 9, 10, 11, 12 or 13 of the Employment Agreement) or the failure of Consultant to materially perform his duties or responsibilities hereunder (unless said material default is caused by a Disability) after Consultant has been given

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at least thirty (30) days prior written notice together with an opportunity to cure said breach, violation or failure during such thirty (30) day period; provided, however, that Consultant shall only have the right to cure one breach in any twelve consecutive month period during the Term; or (iii) actions by Consultant constituting fraud and/or embezzlement.

      11. NO PARTNERSHIP NOR JOINT VENTURE; INDEPENDENT CONTRACTOR.

           (a) The parties hereto intend by this Agreement solely to effect the appointment of Consultant as an independent contractor. No other relationship is intended to be created between the parties hereto. Subject to Consultant's rights and interests as a security holder of the Company, nothing in this Agreement shall be construed as (i) giving Consultant any rights as an owner of the business of the Company or Royce, (ii) giving the Company or Royce any rights as a partner in or owner of any business of Consultant, (iii) entitling Consultant to control in any manner the conduct of the Company's or Royce's business or (iv) entitling the Company or Royce to control in any manner the conduct of Consultant's business.

           (b) In performing the services described in this Agreement, Consultant shall at all times operate as an independent contractor, maintaining his own organization as distinct and separate from that of the Company and Royce. Nothing in this Agreement shall be deemed to create or constitute the relation of employer and employee between the Company and/or Royce, on the one hand, and Consultant, on the other hand. Consultant, Royce and the Company hereby acknowledge (i) that Consultant shall be solely responsible for and shall pay all taxes in respect of Consultant's income and engagement hereunder, (ii) Consultant has requested that the Company not withhold taxes and other amounts from any payments of compensation to Consultant hereunder, and (iii) Consultant shall be solely responsible for his health insurance, retirement and disability protection and all other so-called "fringe benefits" and the Company or Royce shall not in any way be responsible therefor, except as otherwise required by the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA").

      12. CONSULTANT'S OTHER ACTIVITIES. Consultant has advised Company that he intends to become the President and Chief Executive Officer of AMDG, Inc. ("AMDG") after his resignation from Company and Royce. Consultant has advised Company and Royce regarding the business of AMDG and Company and Royce hereby acknowledge that, as long as AMDG does not engage in the development, manufacture, sale or marketing of generic pharmaceutical products, (i) such activity shall not be grounds for termination of this Agreement; (ii) such future employment shall not reduce the Company's and Royce's obligations to make the payments required by Section 7(c) of the Employment Agreement; and (iii) such activity shall not be deemed to violate the provisions of Section 11 of the Employment Agreement.

      13. COMPANY GUARANTY. Company hereby guarantees to Consultant the due and punctual payment and performance in full of all of the obligations of Royce contained in this Agreement.

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      13.  MISCELLANEOUS.

           (a) All notices required or permitted to be given hereunder shall be in writing and shall be deemed given (i) when delivered in person at the time of such delivery or by telecopy with receipt of transmission indicating the date and time (provided, however, that notice delivered by telecopy shall only be effective if such notice is also delivered by hand or deposited in the United States mail, postage prepaid, registered or certified mail, on or before two (2) business days after its delivery by telecopy), (ii) when received if given by a nationally recognized overnight courier service or (iii) two (2) business days after being deposited in the United States mail, postage prepaid, registered or certified mail, addressed as follows:

                If to Consultant:

                Patrick McEnany
                2000 South Bayshore Drive
                Villa 16
                Coconut Grove, Florid 33133

                If to the Company or Royce:

                Watson Pharmaceuticals, Inc.
                311 Bonnie Circle
                Corona, CA 91720
                Attn: Dr. Allen Chao

and/or at such other addresses and/or to such other addressees as may be designated by notice given in accordance with the provisions hereof.

           (b) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns. As to Consultant, this Agreement is a personal service contract and shall not be assignable by Consultant, but all obligations and agreements of Consultant hereunder shall be binding upon and enforceable against Consultant and Consultant's personal representatives, heirs, legatees and devices.

           (c) The parties adopt the Recitals to this Agreement and agree and affirm that construction of this Agreement shall be guided thereby; this Agreement contains all of the agreements between the parties with respect to the subject matter hereof; and this Agreement supersedes all other agreements, oral or written, between the parties hereto with respect to the subject matter hereof.

           (d) No change or modification of this Agreement shall be valid unless the same shall be in writing and signed by all of the parties hereto. No waiver of any provisions of this Agreement shall be valid unless in writing and signed by the waiving party. No waiver of any of

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the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver, unless so provided in the waiver.

           (e) If any provisions of this Agreement (or portions thereof) shall, for any reason, be invalid or unenforceable, such provisions (or portions thereof) shall be ineffective only to the extent of such invalidity or unenforceability, and the remaining provisions of this Agreement (or portions thereof) shall nevertheless be valid, enforceable and of full force and effect.

           (f) The section or paragraph headings or titles herein are for convenience of reference only and shall not be deemed a part of this Agreement.

           (g) This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original and all of which when taken together shall constitute a single instrument.

           (h) This Agreement shall be governed and controlled as to validity, enforcement, interpretation, construction, effect and in all other respects by the laws of the State of Florida applicable to contracts made in that State (other than any conflict of laws rule which might result in the application of the laws of any other jurisdiction).

      14. CONTRACTUAL CAPACITY. The parties agree that each has entered into this Agreement knowingly and voluntarily with an understanding of its ramifications. Consultant represents and agrees that he has read this Agreement and understands it and that, except as stated herein, no promise or inducement has been offered for this Agreement. Consultant further represents and acknowledges that he has been advised in writing by the Company through this Agreement that he should consult with an attorney prior to signing this Agreement, that he has had a period of 21 days to consider this Agreement prior to executing it, and that he has in fact consulted with his own attorney who has negotiated this Agreement on his behalf.

      15. EFFECTIVE DATE. It is agreed that Consultant has a period of seven (7) days commencing on the first day after he has executed this Agreement during which he may revoke this Agreement. Notice of such revocation must be personally delivered or sent next day overnight delivery by reputable carrier to Watson Pharmaceuticals, Inc., 311 Bonnie Circle, Corona, CA 91720, Attn: Dr. Allen Chao. This Agreement shall become effective on the first day following expiration of this seven-day period ("Effective Date"); provided however, that if this Agreement is not revoked prior to the Effective Date or otherwise deemed unenforceable, the consulting relationship shall begin on and as of the Separation Date.

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      IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.


                                   ----------------------------
                                   Patrick McEnany


                               WATSON PHARMACEUTICALS, INC.

                               By:
                                  ----------------------------
                               Title:
                                     -------------------------


                               ROYCE LABORATORIES, INC.

                               By:
                                  ----------------------------
                               Title:
                                     -------------------------

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